NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
THIRD QUARTER 2014 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND

GREENEVILLE, Tenn.- (BUSINESS WIRE) - October 23, 2014 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three and nine months ended September 30, 2014.

Operating revenue for the quarter ended September 30, 2014 increased 18.5% to $201.5 million from $170.0 million for the same quarter in 2013. Income from operations was $26.9 million, compared with $22.9 million in the prior-year quarter. As a percent of operating revenue, income from operations was 13.3%, compared with 13.5% in the same quarter last year. Net income during the period was $16.7 million compared to $14.2 million in the prior-year quarter. Net income per diluted share for the third quarter of 2014 was $0.54 compared with $0.46 in the prior-year quarter.

Operating revenue for the nine months ended September 30, 2014 increased 20.3% to $566.9 million from $471.4 million for the same period in 2013. Income from operations was $70.8 million, compared with $61.1 million in the prior-year period. As a percent of operating revenue, income from operations was 12.5%, compared with 13.0% in the same period last year. Net income during the period was $44.1 million compared to $38.9 million in the prior-year period. Net income per diluted share for the nine months ended September 30, 2014 was $1.41 compared with $1.27 in the prior-year period.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the third quarter said, “We were pleased with our revenue and operating income performance across all of our business segments especially in light of the challenging capacity environment and its impact on our cost structure.”

Commenting on the Forward Air, Inc. (“FAI”) business segment, Mr. Campbell said, “FAI revenue continues to benefit from the acquisition of Central States Trucking Company (“CST”) along with strong year-over-year growth in our tonnage volumes and improving airport-to-airport pricing. These positive trends were partially offset by higher purchased transportation and recruiting costs resulting from our efforts to grow our fleet to keep pace with our increased shipping activity.  CST contributed approximately $21.1 million of revenue and $2.5 million of operating income during the third quarter of 2014.”

Commenting on the Forward Air Solutions (“Solutions”) segment, Mr. Campbell said, “Solutions continues to show significant improvement in operating income driven primarily by the general rate increases initiated in the first quarter and excellent operating discipline. Compared to the prior-year quarter results, Solutions operating results improved over $0.4 million, or 50.0% incremental profitability.”

Addressing the Total Quality, Inc. (“TQI”) business segment, Mr. Campbell said, “Despite a lack of revenue growth, we continue to experience improvement in operating income as a percentage of revenue as a result of operating efficiencies initiated during 2014.”

In closing, Mr. Campbell said, “As always, I would like to thank the Forward Air team of employees and independent contractors for their dedication and hard work.”

Commenting on the Company's guidance for the fourth quarter, Rodney L. Bell, Senior Vice President and CFO said, “We anticipate that our fourth quarter 2014 revenues will increase in the range of 18% to 22% over the comparable 2013 period. We expect income per diluted share to be between $0.60 and $0.66 per share. This compares to $0.50 per share in the fourth quarter of 2013.”

On October 23, 2014, our Board of Directors declared a quarterly cash dividend of $0.12 per share of common stock. The dividend is payable to shareholders of record at the close of business on November 21, 2014, and is expected to be paid on December 8, 2014.

This quarterly dividend is pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.48 per share of common stock, payable in quarterly increments of $0.12 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

Review of Financial Results

Forward Air will hold a conference call to discuss third quarter 2014 results on Friday, October 24, 2014 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing 800-230-1092. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments, Forward Air, Inc., Forward Air Solutions, Inc. and Total Quality, Inc.
Forward Air, Inc. is a leading provider of time-definite surface transportation and related logistics services to the North American expedited ground freight market. We offer our customers local pick-up and delivery (Forward Air CompleteSM) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); intermodal/drayage (Central States Trucking Co.); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling.
Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 24 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.
Total Quality, Inc. utilizes industry-leading temperature-controlled equipment, 24-hour monitoring and tracking technology and layered security features to provide our customers with the highest level of service. In addition to our core pharmaceutical services, we provide brokerage transportation services. Headquartered in central Michigan, we service the United States, Canada and Mexico.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating revenue	$201,477	$170,033	$566,897	$471,396

Operating expenses:
Purchased transportation	85,874	75,211	242,259	206,462
Salaries, wages and employee benefits	45,651	39,165	131,464	109,149
Operating leases	8,503	6,991	25,019	20,923
Depreciation and amortization	8,115	6,220	22,879	17,377
Insurance and claims	3,747	3,290	10,978	9,164
Fuel expense	5,012	3,871	14,990	10,535
Other operating expenses	17,669	12,428	48,537	36,634
Total operating expenses	174,571	147,176	496,126	410,244
Income from operations	26,906	22,857	70,771	61,152

Other income (expense):
Interest expense	(172)	(145)	(355)	(401)
Other, net	(55)	27	144	72
Total other income (expense)	(227)	(118)	(211)	(329)
Income before income taxes	26,679	22,739	70,560	60,823
Income taxes	9,935	8,542	26,437	21,941
Net income and comprehensive income	$16,744	$14,197	$44,123	$38,882

Net income per share:
Basic	$0.55	$0.47	$1.44	$1.30
Diluted	$0.54	$0.46	$1.41	$1.27
Weighted average shares outstanding:
Basic	30,415	30,374	30,710	30,017
Diluted	30,932	30,986	31,234	30,677

Dividends per share:	$0.12	$0.10	$0.36	$0.30

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In thousands)
(Unaudited)

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$111,429	69.6%	$101,238	78.6%	$10,191	10.1%
Logistics services
Expedited full truckload - TLX	19,955	12.5	19,138	14.9	817	4.3
Intermodal/drayage	15,799	9.9	1,090	0.8	14,709	1,349.4
Total Logistics services	35,754	22.4	20,228	15.7	15,526	76.8
Other Forward Air services	12,902	8.0	7,325	5.7	5,577	76.1
Forward Air - Total revenue	160,085	79.4	128,791	75.8	31,294	24.3
TQI - Pharmaceutical services	12,029	6.0	12,431	7.3	(402)	(3.2)
Forward Air Solutions - Pool distribution	30,615	15.2	29,827	17.5	788	2.6
Intersegment eliminations	(1,252)	(0.6)	(1,016)	(0.6)	(236)	23.2
Consolidated operating revenue	$201,477	100.0%	$170,033	100.0%	$31,444	18.5%

	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$47,720	42.8%	$42,542	42.0%	$5,178	12.2%
Logistics services
Expedited full truckload - TLX	15,048	75.4	14,545	76.0	503	3.5
Intermodal/drayage	5,966	37.8	708	65.0	5,258	742.7
Total Logistics services	21,014	58.8	15,253	75.4	5,761	37.8
Other Forward Air services	3,191	24.7	2,116	28.9	1,075	50.8
Forward Air - Total purchased transportation	71,925	44.9	59,911	46.5	12,014	20.1
TQI - Pharmaceutical services	6,018	50.0	6,921	55.7	(903)	(13.0)
Forward Air Solutions - Pool distribution	8,767	28.6	9,094	30.5	(327)	(3.6)
Intersegment eliminations	(836)	66.8	(715)	70.4	(121)	16.9
Consolidated purchased transportation	$85,874	42.6%	$75,211	44.2%	$10,663	14.2%

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In thousands)
(Unaudited)

	Nine months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$317,147	70.7%	$289,163	78.4%	$27,984	9.7%
Logistics services
Expedited full truckload - TLX	56,582	12.6	55,219	15.0	1,363	2.5
Intermodal/drayage	39,146	8.7	3,801	1.0	35,345	929.9
Total Logistics services	95,728	21.3	59,020	16.0	36,708	62.2
Other Forward Air services	35,663	8.0	20,797	5.6	14,866	71.5
Forward Air - Total revenue	448,538	79.1	368,980	78.3	79,558	21.6
TQI - Pharmaceutical services	36,771	6.5	28,545	6.1	8,226	28.8
Forward Air Solutions - Pool distribution	84,872	15.0	76,381	16.1	8,491	11.1
Intersegment eliminations	(3,284)	(0.6)	(2,510)	(0.5)	(774)	30.8
Consolidated operating revenue	$566,897	100.0%	$471,396	100.0%	$95,501	20.3%

	Nine months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$133,245	42.0%	$119,007	41.2%	$14,238	12.0%
Logistics services
Expedited full truckload - TLX	43,419	76.7	41,579	75.3	1,840	4.4
Intermodal/drayage	15,859	40.5	2,328	61.2	13,531	581.2
Total Logistics services	59,278	61.9	43,907	74.4	15,371	35.0
Other Forward Air services	8,774	24.6	6,006	28.9	2,768	46.1
Forward Air - Total purchased transportation	201,297	44.9	168,920	45.8	32,377	19.2
TQI - Pharmaceutical services	18,698	50.8	15,835	55.5	2,863	18.1
Forward Air Solutions - Pool distribution	24,681	29.1	23,621	30.9	1,060	4.5
Intersegment eliminations	(2,417)	73.6	(1,914)	76.3	(503)	26.3
Consolidated purchased transportation	$242,259	42.7%	$206,462	43.8%	$35,797	17.3%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2014	December 31, 2013 (a)
Assets
Current assets:
Cash and cash equivalents	$24,573	$127,367
Accounts receivable, net	100,016	76,500
Other current assets	14,057	16,493
Total current assets	138,646	220,360

Property and equipment	303,755	271,050
Less accumulated depreciation and amortization	127,259	116,287
Net property and equipment	176,496	154,763
Goodwill and other acquired intangibles:
Goodwill	140,678	88,496
Other acquired intangibles, net of accumulated amortization	71,778	40,110
Total net goodwill and other acquired intangibles	212,456	128,606
Other assets	2,347	2,540
Total assets	$529,945	$506,269

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$21,395	$16,267
Accrued expenses	23,356	18,275
Current portion of debt and capital lease obligations	280	69
Total current liabilities	45,031	34,611

Debt and capital lease obligations, less current portion	1,346	3
Other long-term liabilities	8,148	8,940
Deferred income taxes	28,838	26,850

Shareholders’ equity:
Common stock	302	305
Additional paid-in capital	126,516	107,726
Retained earnings	319,764	327,834
Total shareholders’ equity	446,582	435,865
Total liabilities and shareholders’ equity	$529,945	$506,269

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	September 30, 2014	September 30, 2013
Operating activities:
Net income	$16,744	$14,197
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,115	6,220
Share-based compensation	1,676	1,525
Gain on disposal of property and equipment	(329)	(185)
Provision for loss (recovery) on receivables	46	(56)
Provision for revenue adjustments	646	579
Deferred income tax	156	1,722
Excess tax benefit for stock options exercised	353	(337)
Changes in operating assets and liabilities
Accounts receivable	(3,148)	(7,458)
Prepaid expenses and other current assets	1,032	515
Accounts payable and accrued expenses	587	6,515
Net cash provided by operating activities	25,878	23,237

Investing activities:
Proceeds from disposal of property and equipment	1,120	617
Purchases of property and equipment	(3,681)	(5,272)
Acquisition of business, net of cash acquired	(1,350)	—
Other	246	(51)
Net cash used in investing activities	(3,665)	(4,706)

Financing activities:
Payments of debt and capital lease obligations	(84)	(48)
Proceeds from exercise of stock options	1,503	1,687
Payments of cash dividends	(3,662)	(3,057)
Repurchase of common stock (repurchase program)	(19,987)	—
Excess tax benefit for stock options exercised	(353)	337
Net cash used in financing activities	(22,583)	(1,081)
Net (decrease) increase in cash	(370)	17,450
Cash at beginning of period	24,943	81,101
Cash at end of period	$24,573	$98,551

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2014	September 30, 2013
Operating activities:
Net income	$44,123	$38,882
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	22,879	17,377
Share-based compensation	5,005	4,619
Gain on disposal of property and equipment	(441)	(468)
Provision for (recovery) loss on receivables	(39)	234
Provision for revenue adjustments	1,896	1,705
Deferred income tax	1,729	4,658
Excess tax benefit for stock options exercised	(554)	(3,207)
Changes in operating assets and liabilities
Accounts receivable	(15,875)	(4,262)
Prepaid expenses and other current assets	(1,397)	(1,575)
Accounts payable and accrued expenses	7,767	2,524
Net cash provided by operating activities	65,093	60,487

Investing activities:
Proceeds from disposal of property and equipment	1,582	1,665
Purchases of property and equipment	(37,101)	(33,266)
Acquisition of business, net of cash acquired	(84,348)	(45,328)
Other	53	(111)
Net cash used in investing activities	(119,814)	(77,040)

Financing activities:
Payments of debt and capital lease obligations	(9,662)	(20,351)
Proceeds from exercise of stock options	13,083	29,866
Payments of cash dividends	(11,141)	(9,071)
Repurchase of common stock (repurchase program)	(39,972)	—
Common stock issued under employee stock purchase plan	148	137
Cash settlement of share-based awards for minimum tax withholdings	(1,083)	(866)
Excess tax benefit for stock options exercised	554	3,207
Net cash (used in) provided by financing activities	(48,073)	2,922
Net decrease in cash	(102,794)	(13,631)
Cash at beginning of period	127,367	112,182
Cash at end of period	$24,573	$98,551

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)
	Three months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating revenue
Forward Air	$160.1	79.4%	$128.8	75.8%	$31.3	24.3%
FASI	30.6	15.2	29.8	17.5	0.8	2.7
TQI	12.0	6.0	12.4	7.3	(0.4)	(3.2)
Intercompany eliminations	(1.2)	(0.6)	(1.0)	(0.6)	(0.2)	20.0
Total	201.5	100.0	170.0	100.0	31.5	18.5

Purchased transportation
Forward Air	71.9	44.9	59.9	46.5	12.0	20.0
FASI	8.8	28.8	9.1	30.5	(0.3)	(3.3)
TQI	6.0	50.0	6.9	55.6	(0.9)	(13.0)
Intercompany eliminations	(0.8)	66.7	(0.7)	70.0	(0.1)	14.3
Total	85.9	42.6	75.2	44.2	10.7	14.2

Salaries, wages and employee benefits
Forward Air	33.1	20.7	27.3	21.2	5.8	21.2
FASI	10.4	34.0	10.0	33.6	0.4	4.0
TQI	2.2	18.3	1.8	14.5	0.4	22.2
Total	45.7	22.7	39.1	23.0	6.6	16.9

Operating leases
Forward Air	6.5	4.1	4.9	3.8	1.6	32.7
FASI	2.0	6.5	2.1	7.0	(0.1)	(4.8)
TQI	—	—	—	—	—	—
Total	8.5	4.2	7.0	4.1	1.5	21.4

Depreciation and amortization
Forward Air	5.7	3.6	4.2	3.3	1.5	35.7
FASI	1.5	4.9	1.3	4.4	0.2	15.4
TQI	0.9	7.5	0.7	5.7	0.2	28.6
Total	8.1	4.0	6.2	3.7	1.9	30.6

Insurance and claims
Forward Air	3.1	1.9	2.3	1.8	0.8	34.8
FASI	0.4	1.3	0.8	2.7	(0.4)	(50.0)
TQI	0.2	1.7	0.2	1.6	—	—
Total	3.7	1.9	3.3	1.9	0.4	12.1

Fuel expense
Forward Air	2.1	1.3	0.9	0.7	1.2	133.3
FASI	1.8	5.9	1.7	5.7	0.1	5.9
TQI	1.1	9.2	1.3	10.5	(0.2)	(15.4)
Total	5.0	2.5	3.9	2.3	1.1	28.2

Other operating expenses
Forward Air	13.5	8.4	8.7	6.7	4.8	55.2
FASI	3.9	12.7	3.4	11.4	0.5	14.7
TQI	0.7	5.8	0.6	4.8	0.1	16.7
Intercompany eliminations	(0.4)	33.3	(0.3)	30.0	(0.1)	33.3
Total	17.7	8.8	12.4	7.3	5.3	42.7

Income from operations
Forward Air	24.2	15.1	20.6	16.0	3.6	17.5
FASI	1.8	5.9	1.4	4.7	0.4	28.6
TQI	0.9	7.5	0.9	7.3	—	—
Total	$26.9	13.3%	$22.9	13.5%	$4.0	17.5%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)
	Nine months ended
	September 30,	Percent of	September 30,	Percent of		Percent
	2014	Revenue	2013	Revenue	Change	Change
Operating revenue
Forward Air	$448.5	79.1%	$369.0	78.3%	$79.5	21.5%
FASI	84.9	15.0	76.4	16.2	8.5	11.1
TQI	36.8	6.5	28.5	6.0	8.3	29.1
Intercompany eliminations	(3.3)	(0.6)	(2.5)	(0.5)	(0.8)	32.0
Total	566.9	100.0	471.4	100.0	95.5	20.3

Purchased transportation
Forward Air	201.3	44.9	168.9	45.8	32.4	19.2
FASI	24.6	29.0	23.6	30.9	1.0	4.2
TQI	18.7	50.8	15.9	55.8	2.8	17.6
Intercompany eliminations	(2.4)	72.7	(1.9)	76.0	(0.5)	26.3
Total	242.2	42.7	206.5	43.8	35.7	17.3

Salaries, wages and employee benefits
Forward Air	96.1	21.4	78.0	21.1	18.1	23.2
FASI	29.0	34.2	26.8	35.1	2.2	8.2
TQI	6.4	17.4	4.4	15.4	2.0	45.5
Total	131.5	23.2	109.2	23.2	22.3	20.4

Operating leases
Forward Air	18.4	4.1	14.9	4.0	3.5	23.5
FASI	6.5	7.7	5.9	7.7	0.6	10.2
TQI	0.1	0.3	0.1	0.4	—	—
Total	25.0	4.4	20.9	4.4	4.1	19.6

Depreciation and amortization
Forward Air	16.0	3.6	12.1	3.3	3.9	32.2
FASI	4.2	4.9	3.6	4.7	0.6	16.7
TQI	2.7	7.3	1.7	6.0	1.0	58.8
Total	22.9	4.0	17.4	3.7	5.5	31.6

Insurance and claims
Forward Air	8.7	1.9	6.5	1.8	2.2	33.8
FASI	1.8	2.1	2.3	3.0	(0.5)	(21.7)
TQI	0.5	1.4	0.4	1.4	0.1	25.0
Total	11.0	2.0	9.2	1.9	1.8	19.6

Fuel expense
Forward Air	6.2	1.4	2.9	0.8	3.3	113.8
FASI	5.3	6.2	4.8	6.3	0.5	10.4
TQI	3.5	9.5	2.8	9.8	0.7	25.0
Total	15.0	2.6	10.5	2.2	4.5	42.9

Other operating expenses
Forward Air	37.0	8.3	26.9	7.3	10.1	37.5
FASI	10.7	12.6	9.0	11.8	1.7	18.9
TQI	1.7	4.6	1.3	4.5	0.4	30.8
Intercompany eliminations	(0.9)	27.3	(0.6)	24.0	(0.3)	50.0
Total	48.5	8.6	36.6	7.8	11.9	32.5

Income from operations
Forward Air	64.8	14.4	58.8	15.9	6.0	10.2
FASI	2.8	3.3	0.4	0.5	2.4	600.0
TQI	3.2	8.7	1.9	6.7	1.3	68.4
Total	$70.8	12.5%	$61.1	13.0%	$9.7	15.9%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	September 30,	September 30,	Percent
	2014	2013	Change

Operating ratio	84.9%	84.0%	1.1%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Airport-to-airport:
Tonnage
Total pounds ¹	484,827	462,297	4.9
Average weekly pounds ¹	37,877	36,117	4.9

Linehaul shipments
Total linehaul	734,163	688,257	6.7
Average weekly	57,356	53,770	6.7

Forward Air Complete shipments	146,024	124,184	17.6
As a percentage of linehaul shipments	19.9%	18.0%	10.6

Average linehaul shipment size	660	672	(1.8)

Revenue per pound ²
Linehaul yield	$17.69	$16.97	3.3
Fuel surcharge impact	1.94	1.85	0.4
Forward Air Complete impact	3.35	3.08	1.2
Total airport-to-airport yield	$22.98	$21.90	4.9

Expedited full truckload - TLX:
Miles
Owner operator ¹	6,391	8,915	(28.3)
Third party ¹	4,895	3,815	28.3
Total Miles	11,286	12,730	(11.3)

Revenue per mile	$1.77	$1.50	18.0

Cost per mile	$1.33	$1.14	16.7%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Nine months ended
	September 30,	September 30,	Percent
	2014	2013	Change

Operating ratio	85.6%	84.1%	1.8%

Business days	191.0	191.0	—
Business weeks	38.2	38.2	—

Airport-to-airport:
Tonnage
Total pounds ¹	1,399,687	1,320,382	6.0
Average weekly pounds ¹	36,641	34,565	6.0

Linehaul shipments
Total linehaul	2,127,645	2,038,599	4.4
Average weekly	55,698	53,366	4.4

Forward Air Complete shipments	393,170	353,270	11.3
As a percentage of linehaul shipments	18.5%	17.3%	6.9

Average linehaul shipment size	658	648	1.5

Revenue per pound ²
Linehaul yield	$17.56	$17.08	2.2
Fuel surcharge impact	2.00	1.92	0.4
Forward Air Complete impact	3.10	2.90	0.9
Total airport-to-airport yield	$22.66	$21.90	3.5

Expedited full truckload - TLX:
Miles
Owner operator ¹	20,288	26,399	(23.1)
Third party ¹	13,547	10,663	27.0
Total Miles	33,835	37,062	(8.7)

Revenue per mile	$1.67	$1.49	12.1

Cost per mile	$1.28	$1.12	14.3%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com